UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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NATIONAL VISION HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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National Vision Holdings, Inc.
2019 Proxy Statement
Notice of Annual Meeting of Stockholders
Tuesday, June 11, 2019
1:00 pm, Eastern Time
National Vision
2435 Commerce Avenue, Building 2200
Duluth, Georgia 30096

2019 Proxy Statement        i

Dear Stockholders:
We are pleased to invite you to attend the National Vision Holdings, Inc. 2019 Annual Meeting of Stockholders on Tuesday, June 11, 2019, at 1:00 p.m., Eastern Time. The meeting will be held at National Vision’s headquarters, located at 2435 Commerce Avenue, Building 2200, Duluth, Georgia 30096.
2018 was again filled with a number of highlights at National Vision. We delivered double-digit growth in net revenue in 2018, as well as our 68th consecutive quarter of positive comparable store sales growth. We opened 74 stores in 2018, ending the year with 1,082 stores, and continued to gain share in the attractive optical retail market. At National Vision, our optometrists and associates continue to work hard every day to make quality eye exams and eyewear more affordable to our patients and customers throughout the United States.
Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, your vote is important to us. We encourage you to review the proxy materials and submit your vote today.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. Instructions for voting your shares are set forth in the Proxy Statement. The Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 25, 2019.
On behalf of the Board of Directors and everyone at National Vision, we are grateful for your continued support. Thank you for being a stockholder of National Vision Holdings, Inc.
Sincerely,

Nathaniel H. Taylor Chairman of the Board of Directors	L. Reade Fahs Chief Executive Officer
April 25, 2019
2019 Proxy Statement        1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TIME	1:00 p.m., Eastern Time, on Tuesday, June 11, 2019
PLACE	National Vision’s Headquarters 2435 Commerce Avenue Building 2200 Duluth, Georgia 30096
ITEMS OF BUSINESS	1. To elect the Class II director nominee listed in the Proxy Statement.
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019.
3. To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.
4. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 16, 2019.
VOTING	You may vote your shares on the Internet, by telephone or by completing, signing and promptly returning a proxy card or you may vote in person at the Annual Meeting. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Annual Meeting. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at or prior to the Annual Meeting. Voting procedures are described on the following page and on the proxy card.
By Order of the Board of Directors,
Jared Brandman
Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to Be Held on Tuesday, June 11, 2019: This Proxy Statement and our Annual Report
are available free of charge at www.edocumentview.com/EYE.

2      2019 Proxy Statement

PROXY VOTING METHODS
If at the close of business on April 16, 2019, you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy at the Annual Meeting. If you were a stockholder of record, you may vote your shares over the Internet, by telephone or by mail, or you may vote in person at the Annual Meeting. You may also revoke your proxy at the times and in the manners described in the General Information section of this Proxy Statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.
If you are a stockholder of record, your vote must be received by 11:59 p.m., Eastern Time, on June 10, 2019 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.
To vote by proxy if you are a stockholder of record:
BY INTERNET

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Go to the website www.investorvote.com/EYE and follow the instructions, 24 hours a day, seven days a week.

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You will need the 16-digit number included on your proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

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From a touch-tone telephone, dial 1-800-652-VOTE (8683) and follow the recorded instructions, 24 hours a day, seven days a week.

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You will need the 16-digit number included on your proxy card in order to vote by telephone.

BY MAIL

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Mark your selections on the proxy card.

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Date and sign your name exactly as it appears on your proxy card.

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Mail the proxy card in the enclosed postage-paid envelope provided to you.

2019 Proxy Statement        3

Proxy Statement
Annual Meeting of Stockholders
June 11, 2019
PROPOSAL NO. 1—ELECTION OF DIRECTORS
Our Board of Directors (the “Board of Directors” or “Board”) manages or directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the audit committee, the nominating and corporate governance committee and the compensation committee. The Board is currently comprised of seven directors, six of whom are independent.
Our Certificate of Incorporation provides for a classified Board, with two directors currently in Class I (Messrs. N. Taylor and Fahs), two directors currently in Class II (Messrs. Peeler and Gernburd), and three directors currently in Class III (Messrs. Tehle and T. Taylor and Ms. Hepner). One class of directors stands for election at each of our Annual Meetings of Stockholders, with directors elected to serve for staggered three-year terms.
The terms of our two current Class II directors expire on the date of the Annual Meeting, subject to the election and qualification of their successors. Mr. Gernburd will not be standing for reelection and will complete his service on the Board immediately following the Annual Meeting. As a result, the size of the Board will be reduced from seven to six directors. Upon the recommendation of the nominating and corporate governance committee, the Board has nominated D. Randolph Peeler for election as a Class II director for a three-year term expiring in 2022.
Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this Proxy Statement intend to vote the proxies held by them “FOR” the election of D. Randolph Peeler. We have no reason to believe that Mr. Peeler will be unable or unwilling to serve if elected. If Mr. Peeler ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.
Nominee for Election to the Board of Directors

Set forth below is certain information regarding the director nominee. Beneficial ownership of equity securities of the director nominee is shown under “Ownership of Securities” below.
D. Randolph Peeler

Director since: March 2014
Age: 54
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Peeler joined Berkshire Partners LLC (“Berkshire”) in 1996 and became a Managing Director in 2000. Before joining Berkshire, Mr. Peeler co-founded a privately-owned healthcare services company and also served as Special Assistant for the Assistant Secretary for Economic Policy in the U.S. Department of the Treasury. Mr. Peeler previously worked as a consultant with Cannon Associates and Bain & Co. Mr. Peeler is or has been a director of several Berkshire portfolio companies, including Affordable Care, Inc., Husky Injection Molding Systems Ltd. and Lightower Fiber Networks. Mr. Peeler has an A.B. from Duke University and an M.B.A. from Harvard Business School.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEE NAMED ABOVE.
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 PROPOSAL NO. 1—ELECTION OF DIRECTORS
Continuing Members of the Board of Directors

Set forth below is certain information regarding each director whose term continues beyond the Annual Meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under “Ownership of Securities” below.
L. Reade Fahs

Director since: March 2014
Age: 58
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Fahs has served as the Chief Executive Officer of National Vision, Inc. (“NVI”) since January 2003, having joined NVI in April 2002 as the President and Chief Operating Officer, and was appointed the Chief Executive Officer of National Vision Holdings, Inc. in March 2014. Prior to joining NVI, Mr. Fahs served as the Chief Executive Officer of First Tuesday and was Managing Director of Vision Express U.K. Previously, Mr. Fahs worked at LensCrafters, which he joined in 1986 for a decade of their most rapid growth. Mr. Fahs is the chairman of the board of directors of VisionSpring and co-founder of Frames for the World. Mr. Fahs also serves on the boards of RestoringVision, Ditto Technologies, Inc., Affordable Care, Inc. and Atlanta’s Alliance Theatre. Mr. Fahs holds a B.A. degree in English Literature from Harvard College.

Nathaniel H. Taylor

Director since: February 2014
Age: 42
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Taylor has served as Chairman of the Board since October 2017. Mr. Taylor joined KKR & Co. Inc. (“KKR”) in 2005 and currently heads the Americas Consumer Retail team. Mr. Taylor also helped establish KKR’s Indian operations. Mr. Taylor has been involved with many investments at KKR and currently sits on the board of directors of Academy Sports + Outdoors, Mills Fleet Farm, and Nature’s Bounty Company. Before joining KKR, Mr. Taylor was with Bain Capital, where he was involved in the execution of investments in the retail, health care and technology sectors. Mr. Taylor holds a B.A. from Dartmouth College and an M.B.A. from Stanford University Graduate School of Business.

David M. Tehle

Director since: July 2017
Age: 62
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Tehle retired from Dollar General Corporation in July 2015 as Executive Vice President and Chief Financial Officer, having served in that role since 2004. Dollar General Corporation is a value discount retailer. Mr. Tehle has been a director of Jack in the Box Inc. since December 2004, serving on the audit and finance committees. Additionally, he joined the board of directors of Genesco, Inc. in 2016, serving on the audit committee, and the board of directors of US Foods Holding Corp. in 2016, serving on the audit and compensation committees. Mr. Tehle holds a B.S. from the University of Wisconsin-Oshkosh and an M.B.A. from the University of Michigan’s Ross School of Business.

Virginia A. Hepner

Director since: January 2018
Age: 61
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Ms. Hepner is the former President and Chief Executive Officer of The Woodruff Arts Center, in Atlanta, Georgia, having served in that position from July 2012 to July 2017. Ms. Hepner has over 25 years of corporate banking experience with Wachovia Bank and its predecessors, having held numerous positions in corporate finance and capital markets until retiring in 2005 as an Executive Vice President. Ms. Hepner has been a member of the board of directors of Cadence Bancorporation since January 2019, serving on its audit committee, and had served as a director of State Bank Financial Corporation which merged with Cadence on January 1, 2019, serving on its audit committee and independent director committee, and as a director of its subsidiary bank, State Bank and Trust Company, from 2010 to 2019. Additionally, Ms. Hepner has been a member of the board of directors of Oxford Industries, Inc. since 2016, serving on its nominating, compensation and governance committee. Ms. Hepner holds a bachelor’s degree in finance from The Wharton School of the University of Pennsylvania.

2019 Proxy Statement        5

 PROPOSAL NO. 1—ELECTION OF DIRECTORS
Continuing Members of the Board of Directors

Thomas V. Taylor, Jr.

Director since: September 2018
Age: 53
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Taylor has served as Floor & Decor’s Chief Executive Officer and as a Director since December 2012, including during its 2017 IPO. Starting his retail career working at a Miami Home Depot store in 1983 at the age of 16, Mr. Taylor worked his way up through various operations roles to eventually serve as Executive Vice President of Operations responsible for all 2,200 Home Depot Stores; he also held the role of Executive Vice President of Merchandising and Marketing again for all stores. From 2006 to 2012, Mr. Taylor was Managing Director at Sun Capital Partners, during which time he served as a board member for more than 20 portfolio companies domestically and in Europe.

6      2019 Proxy Statement

 BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Director Independence

Under our Corporate Governance Guidelines and the Nasdaq Listing Rules, a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with us, which in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Corporate Governance Guidelines define independence in accordance with the independence standards in the current Nasdaq corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.
Our Board has affirmatively determined that all of the directors and nominee for director, except Mr. Fahs, are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and under all applicable Nasdaq guidelines.
In making its independence determinations, the Board considered and reviewed all information known to it, including information identified through annual directors’ questionnaires.
Controlled Company Exception

Immediately after our initial public offering (the “IPO”), affiliates of KKR and private equity funds managed by Berkshire (the “Sponsors”) beneficially owned shares representing more than 50% of the voting power of our shares eligible to vote in the election of directors. As a result, we were a “controlled company” within the meaning of the Nasdaq Listing Rules. As a “controlled company” we were entitled to, and elected to, utilize certain Nasdaq corporate governance exemptions. Effective July 30, 2018, we no longer qualified as a “controlled company”.
Composition of the Board of Directors

At each Annual Meeting of Stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third Annual Meeting following election. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company.
In addition, pursuant to a stockholders agreement entered into in connection with our IPO, KKR has the right to designate nominees to our Board of Directors subject to the maintenance of certain ownership requirements in us. Currently, Mr. N. Taylor and Mr. Gernburd, who were nominated by KKR, serve on our Board of Directors. Mr. Gernburd is not standing for reelection at the Annual Meeting. See “Transactions with Related Persons—Stockholders Agreement.”
Director Nomination Process

The nominating and corporate governance committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election by our stockholders in accordance with our corporate governance guidelines and stockholders agreement. As the application of these factors involves the exercise of judgment, the nominating and corporate governance committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the nominating and corporate governance committee does at a minimum assess each candidate’s integrity, accountability, skills, experience, independence and ability to work collegially with the other members of the Board of Directors. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. The nominating and corporate governance committee may identify candidates for election to the Board of Directors on its own, or by considering recommendations from stockholders, officers and employees of the Company and other sources that the nominating and corporate governance committee
2019 Proxy Statement        7

 BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
deems appropriate. The nominating and corporate governance committee may retain a third-party search firm to assist in the identification of possible candidates for election to the Board of Directors.
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
In particular, the members of our Board of Directors considered the following important characteristics, among others:
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Mr. Fahs, our Chief Executive Officer, has many years of executive experience in the optical retail industry.

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Mr. N. Taylor has significant financial, investment and operational experience from his involvement with numerous portfolio companies of KKR & Co. and its affiliated funds and has played active roles in overseeing those businesses.

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Mr. Peeler has significant experience and expertise in private equity investments through his involvement in Berkshire’s investments.

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Mr. Tehle has many years of experience as the chief financial officer of a publicly held company and as a director of publicly held companies and has significant knowledge of financial reporting, internal controls and procedures and risk management.

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Ms. Hepner has leadership experience as the president and chief executive officer of a nationally-esteemed arts center, has significant financial expertise in corporate banking and capital markets having served as a senior officer with financial oversight responsibilities and has served as a director of publicly held companies.

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Mr. T. Taylor has significant executive, financial and operational experience as the chief executive officer of a publicly held retail company.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the U.S. Securities and Exchange Commission (the “SEC”) to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, National Vision Holdings, Inc., 2435 Commerce Ave, Building 2200, Duluth, Georgia 30096. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under “Stockholder Proposals for the 2020 Annual Meeting.”
Leadership Structure of our Board of Directors

Our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, these positions are separated, with Mr. N. Taylor serving as Chairman of the Board and Mr. Fahs serving as our Chief Executive Officer and also as a director. Our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least twice a year, the independent directors will meet in a private session that excludes management and any non-independent directors.
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 BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Communications with the Board

As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of our Board of Directors, including the chairman of our Board of Directors, the chairperson of any of the audit, compensation and nominating and corporate governance committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 2435 Commerce Ave, Building 2200, Duluth, GA 30096, who will forward such communication to the appropriate party.
Board Committees and Meetings

Our Board of Directors has an audit committee, a nominating and corporate governance committee and a compensation committee, each of which operates under a charter that has been approved by our Board.
The following table summarizes the current membership of each of the Board’s Committees.
	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
L. Reade Fahs
Nathaniel H. Taylor		X	X
Felix Gernburd
Virginia A. Hepner	X	Chair	X
D. Randolph Peeler
Thomas V. Taylor, Jr.	X		Chair
David M. Tehle	Chair
All directors are expected to make every effort to attend all meetings of the Board of Directors, meetings of the committees of which they are members and the Annual Meeting of Stockholders. During the fiscal year ended December 29, 2018, the Board held six meetings, the audit committee held nine meetings and the compensation committee held five meetings. In addition, the Board, the audit committee and the compensation committee acted by unanimous written consent several times during fiscal year 2018. The nominating and corporate governance committee, which was constituted in December 2018, did not hold any meetings in 2018. In fiscal 2018, all of our directors attended at least 75% of the meetings of the Board of Directors and committees during the time in which he or she served as a member of the Board of Directors or such committee.
Audit Committee
Our audit committee consists of David M. Tehle, who serves as the Chair, Virginia A. Hepner and Thomas Taylor, Jr. Mr. Tehle, Ms. Hepner and Mr. T. Taylor each qualifies as an independent director under Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board of Directors has determined that Mr. Tehle and Ms. Hepner each qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.
The audit committee is responsible for, among other things, preparing the audit committee report required by the SEC to be included in our proxy statement and assisting our Board of Directors with respect to its oversight of  (1) our risk management policies and procedures, (2) the audits and integrity of our financial statements, and the effectiveness of internal control over financial reporting, (3) our compliance with legal and regulatory requirements, (4) the qualifications, performance and independence of the outside auditors and (5) the performance of our internal audit function.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Virginia Hepner, who serves as the Chair, and Nathaniel H. Taylor. Each member of the nominating and corporate governance committee has been determined to be independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines.
The primary purpose of the nominating and corporate governance committee is to provide assistance to the Board of Directors by, among other things, determining the size, structure, composition, processes and practices of the
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 BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Board and its committees and assessing director independence and qualifications. The Committee also identifies, recommends and assists the Board in recruiting individuals qualified to become Board members, and takes a leadership role in shaping the corporate governance of the Company.
Compensation Committee
Our compensation committee consists of Thomas Taylor, Jr., who serves as the Chair, Nathaniel H. Taylor and Virginia Hepner. Each member of the compensation committee has been determined to be independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines.
The primary purpose of the compensation committee is to assist our Board of Directors in discharging its responsibilities relating to (1) setting our compensation philosophy and compensation of our executive officers and directors, (2) monitoring our equity-based and certain incentive compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement or annual report under the rules and regulations of the SEC.
Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board of Directors’ views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Board of Directors and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors.
Our Corporate Governance Guidelines, Audit, Nominating and Corporate Governance and Compensation Committee Charters, and other corporate governance information are available in the investors section of our website, www.nationalvision.com.
Code of Ethics

We maintain a written code of ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which we call our Code of Conduct. Our Code of Conduct is a “code of ethics” as defined in item 406(b) of Regulation S-K under the Securities Act and is posted in the investors section of our website, www.nationalvision.com.
We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website.
Oversight of Risk Management

Our Board of Directors has extensive involvement in the oversight of risk management. The Board and the audit committee receive regular reports from management to help ensure effective and efficient oversight of our activities and to assist in proper risk management, including with respect to cybersecurity, and the ongoing evaluation of management controls. Through its regular meetings with management, including the finance, legal, internal audit, and compliance functions, the audit committee reviews and discusses significant areas of our business, including areas of risk and appropriate mitigating factors. Internal audit reports functionally and administratively to our Chief Financial Officer and directly to the audit committee. We believe that the leadership structure of our Board of Directors provides appropriate risk oversight of our activities.
10      2019 Proxy Statement

 COMPENSATION OF DIRECTORS
COMPENSATION OF DIRECTORS
Director Compensation

Directors who are our employees or are associated with the Sponsors do not receive remuneration for serving on our Board. In 2018, director compensation consisted of the following:
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Non-employee directors received an annual cash retainer of  $75,000, paid quarterly, in arrears.

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The Chair of the audit committee received an additional annual cash retainer of  $20,000, paid quarterly, in arrears.

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Each non-employee director (other than those associated with the Sponsors) received a $100,000 restricted stock grant, which will vest in three equal installments on each of the first, second and third anniversaries of the grant date, subject to continued service through the applicable vesting date.

Our directors are not paid any fees for attending meetings. However, our directors are reimbursed for reasonable travel and related expenses associated with attendance at board or committee meetings.
The following table reflects the fees earned by our non-employee directors for service in fiscal 2018:
Name	Fees earned or paid in cash ($)	Stock awards ($)	All other compensation ($)	Total ($)
Nathaniel H. Taylor	—	—	—	—
Felix Gernburd	—	—	—	—
Virginia A. Hepner	75,000	100,000(1)	—	175,000
D. Randolph Peeler	—	—	—	—
Thomas V. Taylor, Jr.(2)	25,000	100,000(3)	—	125,000
David M. Tehle	95,000	100,000(4)	—	195,000
(1)
The amount reported reflects the grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”) associated with the grant to Ms. Hepner of 2,363 shares of restricted stock on January 22, 2018 under the 2017 Omnibus Incentive Plan. As of December 29, 2018, Ms. Hepner held 2,363 shares of unvested restricted stock.

(2)
Mr. Taylor joined our Board on September 10, 2018 and his cash retainer was prorated for his partial year of service.

(3)
The amount reported reflects the grant date fair value calculated in accordance with ASC Topic 718 associated with the grant to Mr. Taylor of 2,197 shares of restricted stock on September 10, 2018 under the 2017 Omnibus Incentive Plan. As of December 29, 2018, Mr. Taylor held 2,197 shares of unvested restricted stock.

(4)
The amount reported reflects the grant date fair value calculated in accordance with ASC Topic 718 associated with the grant to Mr. Tehle of 2,633 shares of restricted stock on June 7, 2018 under the 2017 Omnibus Incentive Plan. As of December 29, 2018, Mr. Tehle held 6,871 shares of unvested restricted stock, and 1,118 vested shares.

Updates to Director Compensation in 2019
In connection with the establishment of the nominating and corporate governance committee in December 2018, the compensation committee, with assistance from its independent compensation consultant, reviewed the director compensation program and recommended certain updates regarding committee fees and the annual restricted stock grant for 2019, which were approved by the Board in December 2018. Beginning in 2019, director compensation will consist of the following elements:
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Non-employee directors (other than those associated with the Sponsors) receive an annual cash retainer of $75,000, paid quarterly, in arrears.

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The Chair of the audit committee, compensation committee and nominating and corporate governance committee receive an additional annual cash retainer of  $20,000, $15,000 and $10,000, respectively, paid quarterly, in arrears. In 2019, the chair of the nominating and corporate governance committee will receive an additional $10,000 stipend to account for the additional work anticipated during the committee’s initial year in existence.

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Each non-employee director (other than those associated with the Sponsors) will receive a $100,000 restricted stock grant, which will vest on the first anniversary of the grant date, subject to continued service through the applicable vesting date.

2019 Proxy Statement        11

 PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2019.
Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board of Directors and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting.
The shares represented by your proxy will be voted “FOR” the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.
Audit and Non-Audit Fees

The following table presents fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP for the audit of our financial statements for 2018 and 2017 and for fees billed for other services rendered by Deloitte during those periods.
$ in thousands	Fiscal Year 2018	Fiscal Year 2017
Audit fees(1)	2,539	2,420
Audit-related fees(2)	—	397
Tax fees(3)	25	6
All other fees	—	—
Total	2,564	2,823
(1)
Includes the aggregate fees for professional services rendered for the audit of the Company’s annual financial statements and the quarterly reviews of its financial statements, assistance with documents filed with the SEC, and assistance with documents related to our IPO process in 2017 and secondary offerings in 2018.

(2)
Represents amounts for due diligence services.

(3)
Includes the aggregate fees for professional services rendered for tax compliance, and tax consultation and planning.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence and the audit committee’s charter, the audit committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. The audit committee, prior to such engagement, pre-approves independent public accounting firm services within each category and the fees of each category are budgeted. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019.
12      2019 Proxy Statement

 REPORT OF THE AUDIT COMMITTEE
REPORT OF THE AUDIT COMMITTEE
The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters—Board Committees and Meetings—Audit Committee.” Under the audit committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees.” In addition, the audit committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2018 filed with the SEC.
Submitted by the audit committee of the Company’s Board of Directors:
Audit Committee
David M. Tehle, Chair
Virginia A. Hepner
Thomas V. Taylor, Jr.
2019 Proxy Statement        13

 PROPOSAL NO. 3—NON-BINDING VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 3—NON-BINDING VOTE ON EXECUTIVE COMPENSATION
At the Company’s 2018 Annual Meeting of Stockholders, our stockholders indicated their preference that we should seek future advisory votes every year on named executive officer compensation. Based on the recommendation of the Board of Directors in the Company’s 2018 proxy statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on named executive officer compensation, the Company determined to hold an advisory vote on named executive officer compensation every year. Accordingly, our stockholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.
The text of the resolution in respect of Proposal No. 3 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion is hereby APPROVED.”
In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 15 to 21, the compensation tables and narrative discussion on pages 22 to 30, as well as the discussion regarding the compensation committee on page 10.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.
14      2019 Proxy Statement

 EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Section Overview
Our executive compensation program is designed to attract and retain individuals with the skills and qualifications to manage and lead the Company effectively. The overarching goal of our program is to motivate our leaders to contribute to the achievement of our financial goals and to focus on long-term value creation for our stockholders.
This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our named executive officers (“NEOs”), which include our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers who served in such capacities for the fiscal year ended December 29, 2018. Our NEOs for fiscal 2018 were:
Name	Position
L. Reade Fahs	Chief Executive Officer and Director
Patrick R. Moore	Senior Vice President, Chief Financial Officer
Jeff McAllister*	Former Chief Operating Officer
Mitchell Goodman*	Former Senior Vice President, General Counsel and Secretary
John Vaught	Senior Vice President, Chief Information Officer
*
On January 10, 2019, Jeff McAllister transitioned from his position as Chief Operating Officer to a new position as Special Advisor to the Board. On February 13, 2019, Mr. Goodman went on a medical leave of absence.

Executive Summary
Compensation Philosophy and Approach
We expect our executive team to possess and demonstrate strong leadership and management capabilities. To reward and retain our leaders, including our NEOs, we have designed a total compensation approach that rewards both short-term and long-term success.
Compensation Objectives
Our compensation program for executives is currently designed to support the following objectives:
•
align executive compensation with achievement of our overall business goals;

•
provide overall levels of compensation that are competitive to attract, retain and motivate highly-qualified executives to continue to enhance long-term equity value; and

•
foster a strong relationship between stockholder value and executive compensation by having a significant portion of compensation composed of equity-based incentive awards.

Program Design. Our executive compensation program has three main components: (1) base salary; (2) annual cash incentive compensation; and (3) long-term incentive awards. Each component is designed to be consistent with the Company’s compensation philosophy.
Our compensation packages are designed to promote integrity, leadership, teamwork, ownership and initiative by our employees whose performance and responsibilities directly affect our results of operations. We strive to create competitive compensation packages for all employees that encourage them to achieve our long-term business goals without taking unnecessary risks. We believe that, to attract and retain senior executives, we must provide them with a competitive level of predictable compensation that rewards their continued service. We also believe that performance-based compensation plays a significant role in aligning senior executives’ interests with those of our stockholders, and should be emphasized in the overall program structure. We motivate and reward NEOs for successfully executing our business strategy, and believe that a combination of both short-term and long-term compensation creates an optimal pay-for-performance environment.
Consistent with prior practice, we do not intend to adhere to rigid formulas or react to short-term changes in business performance in determining the amount and mix of compensation elements.
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 EXECUTIVE COMPENSATION
Consideration of Say on Pay Votes. Our stockholders voted at our 2018 Annual Meeting, in a non-binding, advisory vote, on the fiscal 2017 compensation paid to our NEOs. Our stockholders expressed their support of our NEO compensation with over 98% of the votes cast voting to approve the compensation of our NEOs described in our 2018 proxy statement. Following the compensation committee’s review and consideration of this stockholder support, as well as the other factors discussed in more detail in “—Our Annual Compensation-Setting Process”, the compensation committee determined to make no changes to its approach to executive compensation except as discussed further in this “Compensation Discussion and Analysis”.
Our Annual Compensation-Setting Process
Role of the Compensation Committee
Our executive compensation and related issues are administered by our compensation committee. Our compensation committee is responsible for reviewing and approving, or recommending to our full Board of Directors, equity compensation grants and other aspects of compensation, including base salaries and the administration of our Management Incentive Plan (“MIP”). Our compensation committee is also responsible for determining and approving, or recommending to the full Board of Directors, the compensation of our CEO and the compensation of other executive officers, as recommended by our CEO and Senior Vice President, Chief Human Resources Officer (the “Chief Human Resources Officer”). At the beginning of each performance cycle, the compensation committee or the Board of Directors, as applicable, approves financial goals designed to align executive pay with company performance and stockholder interests, provide competitive pay opportunities dependent on performance, retain talent, create optimal stockholder value and mitigate material risk.
Role of Management
In setting executive compensation for 2018, our CEO and our Chief Human Resources Officer worked closely with the compensation committee in managing the executive compensation program and attended meetings of our compensation committee. Our CEO made recommendations to the compensation committee regarding compensation for the executive officers other than himself. Our CEO and CFO also provided input in discussions regarding the financial goals for which annual incentive payouts under our MIP could be earned.
Role of the Compensation Consultant
The compensation committee has engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting firm, to assist the compensation committee regarding various executive compensation matters and to serve as its independent compensation consulting firm. In connection with this appointment, in early 2018 the compensation committee reviewed Meridian’s independence, including considering the factors specified in the NASDAQ listing standards and receiving confirmation by Meridian of its independent status. The compensation committee believes that Meridian is independent and that there is no conflict of interest between Meridian and the compensation committee.
Use of Comparative Market Data
We aim to compensate our executive officers competitively in the market for executive talent. To gain a general understanding of current market compensation practices, our compensation committee reviewed the findings as presented in a market study conducted by Meridian. The external market data reviewed included proxy data from the peer group companies described below, and a broad cross-section of general industry survey data. The data from the peer group below was reviewed in connection with compensation decisions for 2018.
Alere, Inc. Align Technology Inc. Amsurg Corp. Columbia Sportswear Co. Cooper Companies Inc. Container Store Group Dentsply Sirona Inc. Five Below Inc.	Kate Spade & Co. Surgery Partners Inc. Surgical Care Affiliates Inc. Ulta Salon Cosmetics and Fragrances U.S. Physical Therapy Inc. VCA Inc. West Pharmaceutical Services Inc.
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 EXECUTIVE COMPENSATION
2018 Updates
The compensation committee approved an updated peer group in August 2018. The criteria used to update the peer group focused on a mix of industries that together represented our business, scope of operations (as measured by annual revenue, market capitalization and number of employees), and performance results (as indicated by an earnings metric). We believe it is appropriate for the peer group to reflect both the retail component as well as the health care aspects of our business. Since five companies included in the prior peer group were acquired by other companies, a number of updates were made to the peer group. The current peer group consists of the following 15 companies:
Align Technology, Inc. At Home Group, Inc.* Columbia Sportswear Co. Dentsply Sirona Inc. Five Below, Inc. Floor & Decor Holdings, Inc.* Merit Medical Systems, Inc.* Movado Group, Inc.*
Ollie’s Bargain Outlet Holdings, Inc.*
Oxford Industries, Inc.*
Quorum Health Corporation*
Surgery Partners Inc.
The Container Store Group, Inc.
The Cooper Companies, Inc.
West Pharmaceutical Services, Inc.

*
New for 2018.

Note: Alere, Inc., Amsurg Corp, Kate Spade & Company, Surgical Care Affiliates and VCA Inc. were acquired and removed from the peer group. Cooper Companies Inc., U.S. Physical Therapy, Inc. and Ulta Beauty, Inc. were removed from the peer group based on the criteria described above.
As more fully described below under “—Compensation Elements,” the compensation committee reviewed the compensation data provided by Meridian and set total compensation for our NEOs accordingly. The compensation committee did not target a specific percentile with respect to the peer group in determining our NEOs’ total compensation, nor did it establish a prescribed mix of pay for our executives.
Compensation Elements
Base Salary
We believe it is important to provide a competitive fixed level of pay to attract and retain experienced and successful executives. In determining the amount of base salary that each NEO receives, we look to the executive’s current compensation, time in position, any change in the executive’s position or responsibilities, including complexity and scope and the relation of his or her position to those of other executives within the Company and in similar positions at peer companies. Base salaries are reviewed annually or at other times when appropriate and may be increased from time to time pursuant to such review.
Consistent with this approach, in April 2018, we adjusted the base salaries of Mr. Moore from $400,000 to $430,000, Mr. Goodman from $350,000 to $365,000 and Mr. Vaught from $288,000 to $305,000. There were no changes made to the bases salaries of Messrs. Fahs ($900,000) and McAllister ($562,500) in 2018.
Annual Cash Incentive Program
Management Incentive Plan (MIP)
In fiscal year 2018, our executives participated in the MIP, which is an annual cash incentive program. The primary purpose of the MIP is to focus management on key measures that drive financial performance and to provide competitive bonus opportunities tied to the achievement of our annual financial and strategic growth objectives.
We believe that tying the NEOs’ bonuses to company-wide performance goals encourages collaboration across the executive leadership team. For fiscal 2018, MIP awards were based on achievement of a MIP EBITDA goal (with EBITDA for purposes of the MIP defined as Adjusted EBITDA (as defined in Part II. Item 7. “Management’s Discussion and Analysis” of the Form 10-K), plus MIP expense and change in the margin on unearned revenue). The compensation committee has reserved the ability to adjust the actual EBITDA results to exclude the effects of unplanned or unusual items (whether favorable or unfavorable).
Each NEO’s target annual bonus under the MIP is expressed as a percentage of base salary with the targets ranging from 32.5% to 100% for 2018. Actual MIP awards were calculated by multiplying each NEO’s base salary by his payout percentage. MIP awards are earned at 100% of target if the Company achieved 2018 MIP EBITDA of $187.9 million. For fiscal 2018, there was a threshold level and five additional levels of MIP EBITDA achievement
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 EXECUTIVE COMPENSATION
under the MIP, with Tier I being the target achievement level and Tier V the maximum achievement level. Awards could be earned at more or less than target based on the pre-established scale set forth in the following table:
Threshold	Tier I (Target)	Tier II	Tier III	Tier IV	Tier V (Max)
	% Attainment of MIP EBITDA Target
90%	100%	102.6%	106.9%	112.3%	118.8%
Named Executive Officer		Payout Percentages as a Percentage of Base Salary
L. Reade Fahs	12/31/2017 – 12/29/2018	50%	100%	110%	130%	150%	170%
Patrick R. Moore	12/31/2017 – 12/29/2018	25%	50%	58.75%	76.25%	93.75%	111.25%
Jeff McAllister	12/31/2017 – 12/29/2018	30%	60%	70%	90%	110%	130%
Mitchell Goodman	12/31/2017 – 12/29/2018	25%	50%	58.75%	76.25%	93.75%	111.25%
John Vaught	12/31/2017 – 12/29/2018	16.25%	32.5%	40%	55%	70%	85%
For performance percentages between the specified threshold, target, and other tier levels, payouts were interpolated on a straight-line basis.
The compensation committee has the ability to exercise positive or negative discretion and award a greater or lesser amount to our NEOs than the amount determined by the scale above if it determines that circumstances so warrant. The compensation committee did not exercise such discretion in fiscal 2018.
For fiscal 2018, the Company’s MIP EBITDA achieved was $179 million, resulting in a payout percentage of 76.52% of base salary for Mr. Fahs, 38.26% of base salary for each of Messrs. Moore and Goodman, 45.91% of base salary for Mr. McAllister, and 24.87% of base salary for Mr. Vaught. Each of the NEOs earned MIP awards for fiscal 2018 as follows, which are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” below.
Named Executive Officer	2018 Base Salary	Target Percentage as a Percentage of Base Salary	Target Amount	Achievement Factor as a Percentage of Target Amount	Actual MIP Award
L. Reade Fahs	$900,000	100%	$900,000	76.52%	$688,635
Patrick R. Moore	$421,923	50%	$210,962	76.52%	$161,418
Jeff McAllister	$562,500	60%	$337,500	76.52%	$258,238
Mitchell Goodman	$360,962	50%	$180,481	76.52%	$138,095
John Vaught	$300,423	32.5%	$97,637	76.52%	$74,707
2019 Annual Incentive Plan
In February 2019, the compensation committee approved updates to the MIP effective for our 2019 fiscal year. Beginning in 2019, the target annual bonus tier structure has been simplified to a threshold, target and maximum percentage of base salary. Each NEO’s annual cash incentive award opportunity is based on pre-established performance objectives, which are approved by our compensation committee. The payout for the 2019 performance period, which is our 2019 fiscal year, will be determined based on achievement of a pre-established Adjusted EBITDA target, which composes 100% of the total award opportunity.
Long-Term Incentive Awards
In connection with our IPO, our Board of Directors adopted, and our stockholders approved, the National Vision Holdings, Inc. 2017 Omnibus Incentive Plan (the “2017 Omnibus Incentive Plan”). The purpose of our 2017 Omnibus Incentive Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in
18      2019 Proxy Statement

 EXECUTIVE COMPENSATION
us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.
In 2014, our Board of Directors and stockholders of the Company approved the 2014 Stock Incentive Plan for Key Employees of Nautilus Parent, Inc. and its Subsidiaries (the “2014 Stock Incentive Plan,” and together with the 2017 Omnibus Incentive Plan, the “Equity Incentive Plans”).
Our NEOs did not receive any long-term incentive awards in 2018. As of December 29, 2018, only stock options have been granted to any of the NEOs under our Equity Incentive Plans. See “—Narrative to Summary Compensation Table and 2018 Grants of Plan-Based Awards” for the material terms of other option awards made in past fiscal years to our NEOs.
Changes to Long-Term Incentive Awards in 2019. In February 2019, following an evaluation, with the assistance of Meridian, of the equity-based incentives for our executive officers, the compensation committee adopted a new long-term incentive program and granted to each of our NEOs (other than Mr. McAllister and Mr. Goodman) the following awards under the 2017 Omnibus Incentive Plan as part of our annual compensation cycle: (1) time-vesting stock options (50% of the total target value of the fiscal 2019 awards) and (2) performance-vesting restricted stock units (“PSUs”) (50% of the total target value of the fiscal 2019 awards).
Options. The options granted in fiscal 2019 vest in three equal annual installments, with one-third of the total number of shares underlying the options vesting on each of the first, second, and third anniversary of March 1, 2019, subject to the executive’s continued employment through the applicable vesting date.
PSUs. The PSUs granted in fiscal 2019 are settled after the end of the performance period, which begins on the first day of our 2019 fiscal year and ends on the last day of our 2021 fiscal year, based on the Company’s achievement of certain Adjusted EBITDA growth targets, as set forth in the PSU award agreement. The actual value of the PSUs that become vested based on the performance measure (Adjusted EBITDA growth) is based on an achievement factor which, in each case, ranges from a 50% payout for threshold performance, to 100% for target performance, to 200% for maximum performance. To the extent that performance falls between the applicable threshold, target or maximum levels, payouts will be determined using linear interpolation.
Perquisites and Other Benefits
Our associates, including the NEOs, are eligible for specified benefits, such as group health, dental, disability and life insurance. These benefits are intended to provide competitive and adequate protection in case of sickness and the NEOs participate in these plans on the same basis as all other associates.
We provide specified perquisites to our NEOs when appropriate, including relocation as required. We also provide our executives, including our NEOs, with additional basic life insurance coverage and supplemental long-term disability and accidental death insurance. In addition, we provide our CEO with tax accounting services and a Young Presidents’ Organization (“YPO”) membership. These perquisites are intended to enable us to attract and retain highly qualified employees for key positions and are believed to be reasonable and consistent with our overall compensation program. The value of these perquisites and other personal benefits are reflected in the “All Other Compensation” column to the “Summary Compensation Table” and the accompanying footnotes below.
Retirement Benefits
Our eligible U.S. employees, including our NEOs, participate in the National Vision, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”). Eligible employees are eligible to enroll in the 401(k) Plan during the first month following three months of service with the Company. Under the 401(k) Plan, we match 50% of the first 3% of a participant’s contributions. The Company’s matching contributions vest pro rata over each of the following four years of employment with the Company.
Severance Benefits
The Company provides severance benefits to its executives in order to offer competitive total compensation packages and to be competitive in the Company’s executive attraction and retention efforts. On December 11, 2018, the Board of Directors adopted and approved the National Vision Holdings, Inc. Executive Severance Plan (the “Executive Severance Plan”), which replaced our prior severance plan for associates eligible for the Executive Severance Plan (as well as any supplements to that plan in which our NEOs were previously eligible to participate). The Executive
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 EXECUTIVE COMPENSATION
Severance Plan provides for severance payments and benefits to eligible executives, including our NEOs, upon a termination of employment by the Company without cause or by the executive for good reason (each as defined in the Executive Severance Plan), in each case, subject to the (i) executive’s execution and non-revocation of a release of claims in favor of the Company and (ii) continued compliance with the executive’s confidentiality, non-interference and invention assignment obligations to the Company. See “Potential Payments upon Termination or Change in Control,” which describes the payments to which each of the NEOs may be entitled under the Executive Severance Plan.
Stock Ownership and Retention Policy
To align the interests of our management and directors with those of our stockholders, in February 2019, the Board of Directors adopted stock ownership guidelines (the “Guidelines”) applicable to our executive officers and directors who are not members of management and who are not affiliated with KKR and Berkshire (the “Covered Directors”). Such executive officers and directors will be required to hold a specific level of equity ownership, as a multiple of annual base salary or annual cash retainer, as applicable, as follows:
•
Chief Executive Officer: 6x annual base salary.

•
Other Executive Officers: 3x annual base salary.

•
Covered Directors: 5x annual cash retainer.

There is no required time period within which an executive officer or Covered Director must attain the applicable stock ownership level under the Guidelines. However, until the applicable ownership level is achieved, executive officers and Covered Directors must retain 50% of net shares granted to them.
The shares counted toward these ownership requirements includes shares owned outright, shares held in the Company’s 401(k) or other retirement plan, shares of time-based restricted stock (whether vested or unvested) and vested stock options issued prior to the Company’s initial public offering. The retention requirement applies to all prior and future grants.
Hedging and Pledging Policies
The Company’s Securities Trading Policy requires executive officers and directors to consult the Company’s General Counsel prior to engaging in transactions involving the Company’s securities. Directors and executive officers are prohibited from hedging or monetization transactions including, but not limited to, through the use of financial instruments such as variable forward contracts, equity swaps, collars and exchange funds or from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or establishing a short position in the Company’s securities. The Company’s Securities Trading Policy discourages employees from purchasing the Company’s securities on margin, or borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan. For directors and officers, the pledging of Company securities is limited to those situations approved by the Company’s General Counsel.
Compensation Risk Assessment
The Compensation Committee, with the assistance of Meridian, reviewed our incentive programs to assess whether the program encourages risks and confirmed that our executives are not incented to focus on short-term stock performance or take excessive risk in managing the business that are reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Considerations
We consider the effect of tax, accounting and other regulatory requirements in designing and implementing compensation programs so that our programs meet regulatory requirements and efficiently deliver compensation. While these factors may impact plan designs, ultimately, decisions reflect the pay strategy of the Company and the program intent.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows tax deductions to publicly-held companies for individual compensation over $1 million paid to certain executive officers in a taxable year. Historically, compensation above $1 million could be deducted if it was considered “performance-based compensation” within the meaning of the Code, but as a result of tax legislation enacted at the end of 2017, this exemption is no longer available.
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 EXECUTIVE COMPENSATION
Currently, but subject to final rules with respect to the new tax legislation, we are able to claim the benefit of a special exemption rule that applies to compensation paid (or compensation in respect of equity awards such as stock options or restricted stock granted) during a specified transition period under Section 162(m) for corporations that become publicly traded. This transition period may extend until the first annual stockholders meeting that occurs after the end of the third calendar year following the calendar year in which our initial public offering occurs, unless the transition period is terminated earlier under the Section 162(m) post-offering transition rules. At such time as we are subject to the deduction limitations of Section 162(m), as a result of the elimination of the performance-based compensation exemption, as described above, we would not expect that the compensation committee will take the deductibility limitations of Section 162(m) into account in its compensation decisions.
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Form 10-K for the fiscal year ended December 29, 2018.
Compensation Committee
Thomas V. Taylor, Jr., Chair
Virginia Hepner
Nathaniel H. Taylor
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 EXECUTIVE COMPENSATION
Compensation Tables
Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for services rendered in all capacities for the fiscal year ended December 29, 2018.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(1) ($)	Total ($)
L. Reade Fahs Chief Executive Officer	2018	900,000	—	—	—	688,635	—	14,035	1,602,670
	2017	700,346	—	—	—	574,249	—	23,240	1,297,835
	2016	605,221	—	—	—	503,074	—	16,911	1,125,206
Patrick R. Moore Senior Vice President and Chief Financial Officer	2018	421,923	—	—	—	161,418	—	7,404	590,745
	2017	400,000	—	—	848,442	221,403	—	93,882	1,563,727
	2016	378,950	—	—	—	266,144	—	9,380	654,474
Jeff McAllister Former Chief Operating Officer	2018	562,500	—	—	—	258,238	—	18,883	839,621
	2017	227,164	—	—	3,346,209	150,189	—	6,301	3,729,863
	2016	—	—	—	—	—	—	—	—
Mitchell Goodman Former Senior Vice President, General Counsel and Secretary	2018	360,962	—	—	—	138,095	—	9,667	508,724
	2017	344,615	—	—	—	190,747	—	177,887	713,249
	2016	324,615	—	—	—	227,984	—	11,728	564,327
John Vaught Senior Vice President and Chief Information Officer	2018	300,423	—	—	—	74,707	—	7,344	382,474
	2017	285,846	—	—	—	106,009	—	127,193	519,048
	2016	267,250	—	—	—	133,202	—	8,422	408,874
(1)
All Other Compensation for 2018 included:

NEO	Employer 401(k) Matching Contributions ($)(a)	Tax Services Reimbursement ($)(b)	Life Insurance Premiums ($)(c)	Disability and AD&D Insurance Premiums ($)(d)	Other ($)(e)	Total ($)
L. Reade Fahs	3,769	3,860	660	2,396	3,350	14,035
Patrick R. Moore	6,744	—	660	—	—	7,404
Jeff McAllister	4,772	—	660	4,078	9,424	18,883
Mitchell Goodman	4,275	—	660	4,732	—	9,667
John Vaught	4,506	—	660	2,177	—	7,344
(a)
Our 401(k) Plan provides for a 50% matching contribution on the first 3% of participants’ pre-tax contributions up to IRS limits.

(b)
With respect to each calendar year of employment, Mr. Fahs is entitled to be reimbursed by us for the reasonable cost of tax accounting services.

(c)
Each of our NEOs is entitled to basic life insurance coverage of up to two times base salary up to $500,000.

(d)
Each of our NEOs is entitled to supplemental long-term disability and accidental death insurance coverage. The total benefit maximum of both the basic and supplemental disability insurance coverage is $10,000 and the maximum accidental death benefit is up to the lessor of two times base salary or $500,000.

(e)
Represents fees paid for Mr. Fahs’ YPO membership and fees paid for Mr. McAllister’s taxable relocation expenses.

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2018 Grants of Plan-Based Awards
The following table sets forth information concerning grants of plan-based awards to the NEOs during the fiscal year ended December 29, 2018.
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Option Award ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
L. Reade Fahs	—	450,000	900,000	1,530,000	—	—	—	—	—	—
Patrick R. Moore	—	105,481	210,962	469,389	—	—	—	—	—	—
Jeff McAllister	—	168,750	337,500	731,250	—	—	—	—	—	—
Mitchell Goodman	—	90,241	180,481	401,570	—	—	—	—	—	—
John Vaught	—	48,819	97,637	255,360	—	—	—	—	—	—
(1)
Reflects the possible payouts of cash incentive compensation under the MIP. See “Compensation Discussion and Analysis-Compensation Elements-Management Incentive Plan” above for a description of the MIP. The actual amounts paid are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

Narrative to Summary Compensation Table and 2018 Grants of Plan-Based Awards
2014 Options
Each of our NEOs, except Mr. McAllister, received option grants in fiscal year 2014, which we refer to as the “2014 Options.” The 2014 Options consist of 40% time-based and 60% performance-based options. The time-based 2014 Options were eligible to vest as to 20% of the shares subject to such option on each anniversary of the closing date of our acquisition by affiliates of KKR. Accordingly, all of the shares subject to such time-based options vested and are exercisable as of March 13, 2019, the fifth anniversary of the closing date of our acquisition by affiliates of KKR.
The performance-based 2014 Options are eligible to vest upon (i) a change in control (as defined in our 2014 Stock Incentive Plan), (ii) extraordinary dividend payment(s), (iii) a sale of shares by affiliates of KKR into the public market or (iv) any other event or transaction (or series of events or transactions) wherein affiliates of KKR receive cash, on a cumulative basis, in respect of their shares, which we refer to as a “Realization Event.” Upon each date that a Realization Event occurs, a percentage of the performance-based options will vest if affiliates of KKR receive proceeds that result in the achievement of a cumulative internal rate of return equal to at least 20% and:
•
If the multiple of invested capital (the “MOIC”), achieved is less than two times, no portion of the performance-based options will vest;

•
If the MOIC achieved is equal to two times, then 25% of the performance-based options will vest; and

•
If the MOIC achieved is greater than two times, then an additional percentage of the performance-based options above 25% will vest with up to 100% of the performance-based options becoming vested upon the achievement of a MOIC equal to or greater than 5x based on the following formula: the product of  (x)(1) the actual MOIC received as of the given Realization Event minus (2) the MOIC equal to two, and (y) 25%.

In July 2018 and November 2018, we conducted secondary offerings of our common stock pursuant to which Realization Events occurred and a portion of the performance-based 2014 Options became vested and exercisable.
Rollover Options
Mr. Vaught received “rollover options” in 2014 in connection with our acquisition by affiliates of KKR. The rollover options were fully vested as of their date of grant and generally remain outstanding in accordance with the terms of the governing stock incentive plans and grant agreements and a separate rollover option agreement entered into with Mr. Vaught (except the exercise price and number of shares underlying the rollover options were adjusted as a result of the acquisition).
2019 Proxy Statement        23

 EXECUTIVE COMPENSATION
McAllister 2017 Options
On August 14, 2017, in connection with his start of employment, our Board of Directors granted Mr. McAllister an option to purchase 362,317 shares of our common stock pursuant to our 2014 Stock Incentive Plan, with an exercise price of  $15.74 per share (the “McAllister 2017 Options”). On February 1, 2019, in connection with his transition from the Chief Operating Officer position to become Special Advisor to the Board, we entered into a Transition Agreement with Mr. McAllister (the “Transition Agreement”). Pursuant to the terms of the Transition Agreement, the vesting terms of the remaining McAllister 2017 Options were modified as follows:
•
The time-based options continue to vest as to 20% of the shares subject to such option on each anniversary of the grant date, except that, with respect to the 28,985 time-based options scheduled to vest on August 14, 2021, such options will instead vest on December 31, 2021, subject to Mr. McAllister continuing to be employed through December 31, 2020.

•
With respect to the 43,478 performance-based options that were scheduled to vest based on actual performance through December 31, 2018, such performance-based options vested as of December 31, 2018, based on actual performance.

•
With respect to the two tranches of 43,478 performance-based options - the first scheduled to vest on December 31, 2019 and the second scheduled to vest on December 31, 2020 - such options will vest on the aforementioned dates regardless of performance so long as Mr. McAllister is employed by the Company on the applicable vesting date.

In the event that Mr. McAllister terminates his employment during the period from January 10, 2019 through December 31, 2020 (the “Transition Period”) for any reason (other than when grounds for “cause” exist), the McAllister 2017 Options will continue to vest as if no such termination of employment had taken place (subject only to Mr. McAllister’s continued compliance with the Restrictive Covenant Agreement, as defined in the Transition Agreement). The time-based and performance-based McAllister 2017 Options fully vest upon a change in control.
2017 Post-IPO Options
In connection with our IPO, on October 25, 2017, our Board of Directors granted Mr. Moore a time-based option to purchase 92,443 shares of our common stock pursuant to our 2017 Omnibus Incentive Plan, with an exercise price of  $22.00 per share (the “2017 Post-IPO Options”). The 2017 Post-IPO Options vest in three substantially equal installments on each of the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.
Management Stockholder’s Agreement
Each of our NEOs is party to a Management Stockholder’s Agreement with us. The Management Stockholder’s Agreement, along with an Option Agreement and, with respect to Mr. Vaught, an Option Rollover Agreement, generally govern each NEO’s rights with respect to shares of common stock of the Company held by such NEO prior to our IPO, including such NEO’s stock options, and, with respect to Mr. Vaught, his rollover options, and contain certain rights and obligations of the parties thereto with respect to vesting, transfer restrictions, put and call rights, tag-along rights, drag-along rights, registration rights and rights of first refusal, and certain other matters.
Put Rights
The 2014 Options and the McAllister 2017 Options (collectively, the “Pre-IPO Options”) are subject to certain put and call rights pursuant to the Management Stockholder’s Agreements. Specifically, prior to a change of control (as defined in the Management Stockholder’s Agreement), if an NEO’s employment is terminated as a result of death or disability, then such NEO has a right, subject to specified limitations and for a specified period following such termination, to cause the Company to repurchase all or any vested Pre-IPO Options for an amount equal to the product of  (x) the excess, if any, of fair market value on the repurchase calculation date (as defined in the Management Stockholder’s Agreement) of a share underlying the option over the exercise price and (y) the number of options. We refer to this calculation as the “Option Formula.”
24      2019 Proxy Statement

 EXECUTIVE COMPENSATION
Call Rights Regarding the NEOs’ Vested Pre-IPO Options
Prior to a change of control, if an NEO’s employment is terminated for any reason, or in the event of a breach by an NEO of the Management Stockholder’s Agreement, including a restrictive covenant violation, the Company has the right, for a specified period following the termination of such NEO’s employment, to purchase all of such NEO’s vested options as follows:
Triggering Event	Call Price
Death or Disability	Option Formula
Termination for Cause	Options are terminated without payment
Termination Without Cause or for Good Reason	Option Formula
Termination Without Good Reason (other than due to death or Disability)	Option Formula
Material Breach of Management Stockholder’s Agreement	Options are terminated without payment
Call Rights Regarding Mr. Vaught’s Rollover Options
Prior to a change of control, if Mr. Vaught’s employment is terminated for any reason, or in the event of a breach by Mr. Vaught of the Management Stockholder’s Agreement, including a restrictive covenant violation, the Company has the right, for a specified period following the termination of such NEO’s employment, to purchase all of Mr. Vaught’s vested rollover options as follows:
Triggering Event	Call Price
Death or Disability	Option Formula
Termination for Cause	Option Formula
Termination Without Cause or for Good Reason	Option Formula
Termination Without Good Reason (other than due to death or Disability)	Option Formula
Material Breach of Management Stockholder’s Agreement	Option Formula
Restrictive Covenants
In addition, our NEOs have agreed to specified restrictive covenants, including an indefinite confidentiality and non-disparagement covenants, and covenants related to non-competition and non-solicitation of our employees, consultants and independent contractors at all times during the NEO’s employment, and for specific periods following the termination of employment for any reason. The post-employment restricted time periods are as follows: Mr. Fahs for twenty four months after termination; Messrs. Moore, McAllister and Goodman for eighteen months after termination; and Mr. Vaught for twelve months after termination.
Additional terms regarding the equity awards are summarized above under “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Awards” and under “Potential Payments upon Termination or Change in Control” below. See also “Transactions with Related Persons” for additional information regarding the Management Stockholder’s Agreements.
2019 Proxy Statement        25

 EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2018 Fiscal Year End
The following table sets forth information regarding outstanding equity awards made to our NEOs as of December 29, 2018.
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date(3)
L. Reade Fahs	3/13/2014	694,209	122,059	343,289	4.27	3/13/2024
Patrick R. Moore	9/16/2014	142,845	21,360	60,076	4.27	9/16/2024
	9/16/2014	21,360	—	—	7.25	9/16/2024
	10/25/2017	30,814	61,629	—	22.00	10/25/2027
Jeff McAllister	8/14/2017	95,521	115,942	150,854	15.74	8/14/2027
Mitchell Goodman	3/13/2014	48,060	28,480	80,102	4.27	3/13/2024
	3/13/2014	3,650	—	—	7.25	3/13/2024
	3/13/2014	28,480	—	—	8.23	3/13/2024
John Vaught	3/13/2014		13,426	37,762	4.27	3/13/2024
	3/13/2014	4,137	—	—	7.25	3/13/2024
	3/13/2014	13,426	—	—	8.23	3/13/2024
(1)
The numbers in this column represent unvested outstanding time-based options. The options granted in 2014 vest as to 20% of the shares subject to such option on each anniversary of the closing date of our acquisition by affiliates of KKR, subject to the holder continuing to provide services through such vesting date. The options granted to Mr. McAllister in 2017 vest as to 20% of the shares subject to such option on each anniversary of the grant date, subject to Mr. McAllister continuing to provide services through such vesting date, except that pursuant to the Transition Agreement, the time-based options which are scheduled to vest on August 14, 2021 will instead vest on December 31, 2021. The options granted to Mr. Moore in 2017 will vest in three substantially equal installments on each of the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date. See “Narrative to Summary Compensation Table and 2018 Grants of Plan-Based Awards-Equity Awards-Vesting Terms.” Vesting of the time-based options will be accelerated upon a change in control that occurs while the executive is still employed by us, as described under “Potential Payments upon Termination or Change in Control” below.

(2)
The numbers in this column represent unvested outstanding performance-based options. The performance-based options granted in 2014 are eligible to vest upon a Realization Event as follows: (i) If the MOIC achieved is less than two times, no portion of the performance-based options will vest; (ii) If the MOIC achieved is equal to two times, then 25% of the performance-based options will vest; and (iii) If the MOIC achieved is greater than two times, then an additional percentage of the performance-based options above 25% will vest with up to 100% of the performance-based options becoming vested upon the achievement of a MOIC equal to or greater than 5x based on the following formula: the product of  (x)(1) the actual MOIC received as of the given Realization Event minus (2) the MOIC equal to two, and (y) 25%. The performance-based options granted to Mr. McAllister in 2017 were initially eligible to vest as to each Option Tranche (20% of the shares subject to such option) on each of the first five concluded fiscal years following the grant date if the Company achieves certain applicable management EBITDA Targets established by the Board of Directors. Pursuant to the terms of the Transition Agreement, the vesting of the performance-based options granted to Mr. McAllister in 2017 was modified such that they are eligible to vest as follows: with respect to the two tranches of 43,478 options first scheduled to vest on December 31, 2019 and the second scheduled to vest on December 31, 2020, such options will vest on the aforementioned dates regardless of performance so long as Mr. McAllister is employed by the Company on the applicable vesting date. See “Narrative to Summary Compensation Table and 2018 Grants of Plan-Based Awards-Equity Awards-Vesting Terms.”

(3)
The expiration date shown is the normal expiration date occurring on the tenth anniversary of the grant date. Options may terminate earlier in certain circumstances, such as in connection with an NEO’s termination of employment or in connection with certain corporate transactions, including a change in control of the Company.

26      2019 Proxy Statement

 EXECUTIVE COMPENSATION
2018 Option Exercises and Stock Vested
The following table provides information regarding options exercised by the NEOs during the fiscal year ended December 29, 2018.
Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
L. Reade Fahs	—	—
Patrick R. Moore	9,154	296,223
Jeff McAllister	—	—
Mitchell Goodman	167,230	6,054,516
John Vaught	69,825	2,445,524
(1)
Represents the difference between the fair market value of the shares acquired on the exercise date and the exercise price of the options, multiplied by the number of options exercised.

2018 Pension Benefits
We have no defined pension benefit plans for our executive officers.
2018 Non-Qualified Deferred Compensation
We have no non-qualified defined contribution or other non-qualified deferred compensation plans for our executive officers.
Potential Payments upon Termination or Change in Control
The following section describes the payments and benefits that may become payable to the NEOs in connection with their termination of employment and/or a change in control. All such payments and benefits will be paid or provided by us or National Vision, Inc.
Executive Severance Plan
The Executive Severance Plan provides for severance payments and benefits to eligible employees, including our NEOs, upon a termination of employment by the Company without cause or by the executive for good reason (each as defined in the Executive Severance Plan, and each of which we refer to as a qualifying termination). In the event of a qualifying termination of employment, the Executive Severance Plan provides, in addition to certain accrued obligations, for the following payments and benefits:
•
A lump-sum pro-rata bonus for the year of termination of employment, based on actual performance;

•
An amount equal to the sum of the executive’s (x) annual base salary and (y) bonus based on target performance, which we refer to as the cash severance amount, times the multiplier applicable to such executive, which is 2.0 for Mr. Fahs, 1.5 for Messrs. Moore, McAllister and Goodman, and 1.0 for Mr. Vaught, payable over a period of 24 months for Mr. Fahs, 18 months for Messrs. Moore, McAllister and Goodman, and 12 months for Mr. Vaught; and

•
Continued health insurance coverage at substantially the same level as provided immediately prior to the termination of employment, at the same cost as generally provided to our similarly situated active employees, which we refer to as the welfare benefit, for a period of 24 months for Mr. Fahs, 18 months for Messrs. Moore, McAllister and Goodman, and 12 months for Mr. Vaught.

In addition, upon a qualifying termination that occurs within the two-year period following a change in control (as defined in the Executive Severance Plan), the Executive Severance Plan provides, in addition to certain accrued obligations, for the following payments and benefits:
•
A lump-sum pro-rata bonus for the year of termination of employment, based on target performance;

•
The cash severance amount, times the multiplier applicable to such executive, which is 2.5 for Mr. Fahs, 2.0 for Messrs. Moore, McAllister and Goodman, and 1.5 for Mr. Vaught, payable in a lump sum within 60 days following the covered termination;

2019 Proxy Statement        27

 EXECUTIVE COMPENSATION
•
The welfare benefit for a period of 30 months for Mr. Fahs, 24 months for Messrs. Moore, McAllister and Goodman, and 18 months for Mr. Vaught; and

•
Payment of, or reimbursement for, up to $20,000 in outplacement services within the six-month period following termination of employment.

Payments and benefits under the Executive Severance Plan are subject to (i) the executive’s execution and non-revocation of a release of claims in favor of the Company and (ii) continued compliance with the executive’s confidentiality, non-interference and invention assignment obligations to the Company.
2014 Options
Effect of Change in Control on Vesting of Time-Based and Performance-Based Options. Upon a change in control (as defined in the 2014 Stock Incentive Plan), unvested time options would become immediately vested and exercisable. Upon a change in control, performance options would become vested and exercisable up to the following percentage (to the extent not already vested up to or in excess of the following percentage):
•
If the MOIC is less than two times, no portion of the performance-based options will vest;

•
If the MOIC achieved is at least equal to two times, then 25% of the performance-based options will vest; and

•
If the MOIC achieved is greater than two times, then an additional percentage of the performance-based options above 25% will vest with up to 100% of the performance-based options becoming vested upon the achievement of a MOIC equal to or greater than 4x based on the following formula: the product of  (x)(i) the actual MOIC achieved on the change in control minus (ii) the MOIC equal to two, and (y) 37.5%.

Any portion of the performance-based options that do not vest on a change in control will immediately expire on the date of such change in control.
Effect of Death or Disability on Vesting. Upon a termination of an NEO’s employment with the Company by reason of death or disability, the next installment of time-based options that would have become exercisable on the next vesting date following the date of such termination of employment will become vested and exercisable.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death or disability on vesting of time-based options, unvested options will not become vested and exercisable following termination of employment with us for any reason and any option that is unvested as of the date of termination of employment will immediately expire.
McAllister 2017 Options
As of December 29, 2018, the McAllister 2017 Options were subject to the following terms:
Effect of Change in Control on Vesting of Time-Based and Performance-Based Options. Upon a change in control (as defined in the 2014 Stock Incentive Plan), unvested time options and performance options would become immediately vested and exercisable.
Effect of Death or Disability on Vesting. Upon a termination of Mr. McAllister’s employment with the Company by reason of death or disability, the next installment of time-based options that would have become exercisable on the next vesting date following the date of such termination of employment will become vested and exercisable.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death or disability on vesting of time-based options, unvested options will not become vested and exercisable following termination of employment with us for any reason and any option that is unvested as of the date of termination of employment will immediately expire.
In addition, pursuant to the terms of the Transition Agreement, in the event that Mr. McAllister terminates his employment during the Transition Period for any reason, the McAllister 2017 Options will continue to vest as if no such termination of employment had taken place.
2017 Post-IPO Options
Effect of Change in Control on Vesting. Upon a change in control (as defined below in the 2017 Omnibus Incentive Plan), unvested time-based options would become immediately vested and exercisable.
28      2019 Proxy Statement

 EXECUTIVE COMPENSATION
Effect of Death or Disability on Vesting. Upon a termination of an NEO’s employment with the Company by reason of death or disability, the next installment of time-based options that would have become exercisable on the next vesting date following the date of such termination of employment will become vested and exercisable.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death or disability on vesting of time-based options, unvested options will not become vested and exercisable following termination of employment with us for any reason and any option that is unvested as of the date of termination of employment will immediately expire.
Quantification of Payments upon Termination or Change in Control.
The following table lists the payments and benefits that would have been triggered for each of our NEOs under the circumstances described below assuming that the applicable triggering event occurred on December 29, 2018. Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 29, 2018, the last day of fiscal 2018, and using the closing market price of our Common Stock on December 28, 2018, the last trading day in 2018 ($28.98 per share). For purposes of this section, we have assumed that (1) we do not exercise any discretion to accelerate the vesting of outstanding options in connection with a change in control, and (2) the value of any stock options that may be accelerated is equal to the full value of such awards (i.e., the full “spread” value for stock options as of December 29, 2018).
Named Executive Officer	Severance Benefit ($)(1)	Continuation of Health Benefits ($)(2)	Value of Accelerated Stock Options ($)(3)
L. Reade Fahs
Qualifying Termination of Employment	3,600,000	2,318	—
Change in Control	4,520,000	2,898	3,016,078
Termination Upon Death or Disability	—	—	3,016,078
Patrick R. Moore
Qualifying Termination of Employment	961,442	—	—
Change in Control	1,301,923	—	957,976
Termination Upon Death or Disability	—	—	742,891
Jeff McAllister
Qualifying Termination of Employment	1,350,000	13,457	—
Change in Control	1,820,000	17,942	1,535,072
Termination Upon Death or Disability	—	—	383,768
Mitchell Goodman
Qualifying Termination of Employment	818,222	21,882	—
Change in Control	1,110,862	29,176	703,741
Termination Upon Death or Disability	—	—	703,741
John Vaught
Qualifying Termination of Employment	402,637	14,588	—
Change in Control	623,956	21,882	331,756
Termination Upon Death or Disability	—	—	331,756
(1)
Amounts reported for Messrs. Fahs, Moore, McAllister, Goodman and Vaught represent (i) upon a qualifying termination of employment (A) a lump-sum pro-rata bonus for the year of termination, based on actual performance and (B) the cash severance amount, times the multiplier applicable to such executive (2.0 for Mr. Fahs, 1.5 for Messrs. Moore, McAllister and Goodman, and 1.0 for Mr. Vaught), payable over 24 months (Mr. Fahs), 18 months (Messrs. Moore, McAllister and Goodman) and 12 months (Mr. Vaught) and (ii) upon a qualifying termination of employment in the two-year period following a change in control (A) a lump-sum pro-rata bonus for the year of termination, based on target performance, (B) the cash severance amount, times the multiplier applicable to such executive (2.5 for Mr. Fahs, 2.0 for Messrs. Moore, McAllister and Goodman, and 1.5 for Mr. Vaught), payable over 30 months (Mr. Fahs), 24 months (Messrs. Moore, McAllister and Goodman) and 18 months (Mr. Vaught) and (C) payment of, or reimbursement for, up to $20,000 in outplacement services within the six-month period following termination of employment.

2019 Proxy Statement        29

 EXECUTIVE COMPENSATION
(2)
The amounts reported represent the cost of providing each applicable NEO with the welfare benefit for (i) upon a qualifying termination of employment, for 24 months (Mr. Fahs), 18 months (Messrs. Moore, McAllister and Goodman, and 12 months (Mr. Vaught) and (ii) upon a qualifying termination of employment in the two-year period following a change in control, for 30 months (Mr. Fahs), 24 months (Messrs. Moore, McAllister and Goodman) and 18 months (Mr. Vaught).

(3)
The amounts reported represent accelerated vesting of unvested options upon a change in control and as a result of termination upon death or disability, as applicable, as described above under “2014 Options”, “McAllister 2017 Options” and “2017 Post-IPO Options,” and are based on the closing price of our common stock of  $28.98 per share on December 28, 2018, the last trading day in 2018. The amounts reported for Messrs. Fahs, Moore, Goodman and Vaught reflect the difference between the exercise price of  $4.27 for the 2014 Options and the closing price on December 29, 2018. The amount reported for Mr. Moore also reflects the difference between the exercise price of  $22.00 per share for the 2017 Post-IPO Options and the closing price on December 29, 2018. The amount reported for Mr. McAllister reflects the difference between the exercise price of  $15.74 for the McAllister 2017 Options and the closing price on December 29, 2018.

Compensation Committee Interlocks and Insider Participation
During fiscal 2018, our compensation committee was composed of Messrs. N. Taylor, Gernburd and T. Taylor and Ms. Hepner, none of whom has at any time been one of our executive officers or employees. None of our executive officers served as a member of the compensation committee (or other committee serving an equivalent function) or a director of any other entity whose executive officers served on our compensation committee or Board of Directors. Messrs. Taylor and Gernburd are affiliates of KKR. We are parties to certain transactions with KKR described in “Transactions with Related Persons.”
30      2019 Proxy Statement

 EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
All numbers in the following table are as of December 29, 2018.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,727,163(1)	$7.09	4,206,039(2)
Equity compensation plans not approved by security holders	—	—	—
Total	6,727,163	$7.09	4,206,039
(1)
Includes 16,430 shares issuable pursuant to outstanding options under the 2013 Stock Incentive Plan. The weighted-average exercise price of such options is $1.66. Includes 6,618,290 shares issuable pursuant to outstanding options under the 2014 Stock Incentive Plan. The weighted-average exercise price of such options is $6.89. Includes 92,443 shares issuable pursuant to outstanding options under the 2017 Omnibus Incentive Plan. The weighted-average exercise price of such options is $22.00.

(2)
Includes 468,975 shares that can be issued pursuant to future awards under the 2014 Stock Incentive Plan. Also includes 3,737,064 shares that can be issued pursuant to future awards under the 2017 Omnibus Incentive Plan.

2019 Proxy Statement        31

 CEO PAY RATIO
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of Mr. Fahs, our CEO, to the median of the annual total compensation of all our associates (other than our CEO) (the “CEO Pay Ratio”). Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u). However, due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, our CEO Pay Ratio may not be comparable to the CEO pay ratios presented by other companies.
For fiscal 2018:
•
the median of the annual total compensation of all our associates (other than Mr. Fahs, our CEO), was $25,899; and

•
the annual total compensation of Mr. Fahs, our CEO, was $1,602,670.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our associates is estimated to be 62 to 1.
To determine this pay ratio, we did the following:
•
We identified our median associate using our employee population as of December 31, 2018, which consisted of approximately 10,500 full-time and part-time employees, with 100% of these individuals located in the United States.

•
To identify our median associate, we used salary/wages and annual incentive/bonus from our payroll records in fiscal 2018 as our consistently applied compensation measure. In making this determination, we annualized the compensation of approximately 4,000 full-time and part-time employees who were hired in fiscal 2018 but did not work for us for the entire fiscal year.

•
After identifying our median associate, we calculated the median associate’s compensation for fiscal 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

32      2019 Proxy Statement

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act, requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock to file reports of holdings and transactions in our common stock with the SEC. Based solely on a review of the copies of reports furnished to the Company and written representations from our executive officers and directors that no other reports were required to be filed, the Company believes that during 2018 all reports required by Section 16(a) were timely filed, except that, due to administrative oversight, there was one late Form 4 filing for each of Messrs. McAllister and Tehle regarding the vesting of certain equity awards.
2019 Proxy Statement        33

 OWNERSHIP OF SECURITIES
OWNERSHIP OF SECURITIES
Beneficial Ownership of National Vision Common Stock

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock as of April 16, 2019 by (1) each individual or entity known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our named executive officers, (3) each of our directors and director nominees and (4) all of our directors and our executive officers as a group. As of April 16, 2019, there were 78,296,650 shares of our common stock, par value $0.01 per share, outstanding.
A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
To our knowledge, unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.
Securities subject to option grants that have vested or will vest within 60 days are deemed outstanding for calculating the percentage ownership of the person holding the options, but are not deemed outstanding for calculating the percentage ownership of any other person.
Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o National Vision Holdings, Inc., 2435 Commerce Avenue, Bldg. 2200, Duluth, Georgia 30096.
Name of Beneficial Owner	Number	Percentage of Total Common Stock(1)
Greater than 5% Stockholders:
FMR LLC and affiliates(2)	9,821,158	12.5%
KKR Vision Aggregator L.P.(3)	9,149,908	11.7%
Vanguard Group, Inc.(4)	5,806,700	7.4%
Adage Capital Partners, L.P.(5)	5,710,358	7.3%
BlackRock, Inc.(6)	4,087,635	5.2%
Named Executive Officers and Directors:
L. Reade Fahs(7)	1,412,735	1.8%
Patrick R. Moore	220,879	*
Jeff McAllister	171,043	*
Mitchell Goodman	162,610	*
John Vaught	30,989	*
Nathaniel H. Taylor(3)	—	—
Felix Gernburd(3)	—	—
D. Randolph Peeler	171,026	*
David M. Tehle	7,989	*
Virginia A. Hepner	2,363	*
Thomas V. Taylor, Jr.	2,197	*
All directors and executive officers as a group (12 persons)	2,104,444	2.6%
(*)
Less than one percent.

(1)
The number of shares reported includes shares covered by options that are exercisable within 60 days as follows: Mr. Fahs, 816,268; Mr. Moore, 216,379; Mr. Goodman, 108,670; Mr. Vaught, 30,989; and all directors and executive officers as a group, 1,253,359.

(2)
The information is based on a Schedule 13G/A filed by FMR LLC and affiliates with the SEC on February 13, 2019, reporting beneficial ownership as of December 31, 2018. FMR LLC and affiliates reported that it has sole voting power with respect to 1,099,190 shares of common stock and sole dispositive power with respect to 9,821,158 shares of common stock.

34      2019 Proxy Statement

 OWNERSHIP OF SECURITIES
(3)
Includes 9,149,908 shares directly owned by KKR Vision Aggregator L.P. KKR Vision Aggregator GP LLC, as the general partner of KKR Vision Aggregator L.P., KKR North America Fund XI L.P., as the sole member of KKR Vision Aggregator GP LLC, KKR Associates North America XI L.P., as the general partner of KKR North America Fund XI L.P., KKR North America XI Limited, as the general partner of KKR Associates North America XI L.P., KKR Fund Holdings L.P., as the sole shareholder of KKR North America XI Limited, KKR Fund Holdings GP Limited, as a general partner of KKR Fund Holdings L.P., KKR Group Holdings L.P., as the sole shareholder of KKR Fund Holdings GP Limited and a general partner of KKR Fund Holdings L.P., KKR Group Limited, as the general partner of KKR Group Holdings L.P., KKR & Co. L.P., as the sole shareholder of KKR Group Limited, KKR Management LLC, as the general partner of KKR & Co. L.P., and Messrs. Henry R. Kravis and George R. Roberts, as the designated members of KKR Management LLC, may be deemed to be the beneficial owners having shared voting and investment power with respect to the shares described in this footnote. The principal business address of each of the entities and persons identified in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Each of Messrs. Taylor and Gernburd is a member of our Board of Directors and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Kravis, Roberts, Taylor and Gernburd disclaims beneficial ownership of the shares held by KKR Vision Aggregator L.P. The principal business address of each of Messrs. Taylor and Gernburd is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019.

(4)
The information is based on a Schedule 13G filed by The Vanguard Group with the SEC on February 11, 2019, reporting beneficial ownership as of December 31, 2018. The Vanguard Group reported that it has sole voting power with respect to 130,613 shares of common stock, sole dispositive power with respect to 5,675,376 shares of common stock, shared voting power with respect to 7,267 shares of common stock and shared dispositive power with respect to 131,324 shares of common stock.

(5)
The information is based on a Schedule 13G/A filed by Adage Capital Partners, L.P. with the SEC on February 13, 2019, reporting beneficial ownership as of December 31, 2018. Adage Capital Partners, L.P. reported that it has shared voting power and shared dispositive power with respect to 5,710,358 shares of common stock.

(6)
The information is based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 8, 2019, reporting beneficial ownership as of December 31, 2018. BlackRock, Inc. reported that it has sole voting power with respect to 4,087,635 shares of common stock and sole dispositive power with respect to 4,219,873 shares of common stock.

(7)
Includes shares held by the Fahs Family Trust.

2019 Proxy Statement        35

 TRANSACTIONS WITH RELATED PERSONS
TRANSACTIONS WITH RELATED PERSONS
Related Persons Transaction Policy

The Board has adopted a related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. It is our policy that no related person transaction will be executed without the approval or ratification of the disinterested members of the Board or a committee of the Board.
Certain Related Person Transactions

Stockholders Agreement. In connection with our IPO, we entered into a stockholders agreement with the Sponsors. This agreement grants affiliates of KKR, and granted private equity funds managed by Berkshire the right to nominate to our board of directors a number of designees based on their level of ownership in us. In particular, since affiliates of KKR beneficially own at least 5% but less than 20% of the outstanding shares of our common stock, such affiliates are entitled to nominate a number of designees equal to at least 10% of the total number of directors compromising our board of directors. Private equity funds managed by Berkshire are no longer entitled to nominate a designee pursuant to the stockholders agreement.
For purposes of calculating the number of directors that affiliates of KKR are entitled to nominate pursuant to the formula outlined above, any fractional amounts would be rounded up to the nearest whole number and the calculation would be made on a pro forma basis, taking into account any increase in the size of our board of directors (e.g., one and one quarter (1¼) directors shall equate to two directors). In addition, in the event a vacancy on the board of directors is created by the death, disability, retirement or resignation of a KKR director designee, affiliates of KKR who designated such director shall, to the fullest extent permitted by law, have the right to have the vacancy filled by a new KKR director-designee.
Registration Rights Agreement. In connection with the acquisition of NVI in March 2014 by affiliates of KKR (the “KKR Acquisition”), we entered into a registration rights agreement with the Sponsors and with other persons who may become party thereto. Subject to certain conditions, the registration rights agreement provides certain affiliates of KKR with an unlimited number of  “demand” registrations, and provides certain affiliates of Berkshire with two “demand” registrations following an initial public offering. Under the registration rights agreement, all holders of registrable securities party thereto are provided with customary “piggyback” registration rights following an initial public offering, with certain exceptions. The registration rights agreement also provides that we will pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.
Indemnification Agreement with KKR and Berkshire. In connection with the KKR Acquisition, we and certain of our subsidiaries entered into an indemnification agreement (the “Indemnification Agreement”) with each of KKR and Berkshire, whereby the parties agreed to customary exculpation and indemnification provisions in favor of KKR and Berkshire in connection with certain transactions, including in connection with the services provided under the Monitoring Agreement.
Relationship with KKR Capital Markets. KKR Capital Markets LLC (“KCM”), an affiliate of KKR, acted as a lead arranger with respect to the joinder and amendment agreement, dated as of October 9, 2018, relating to our first lien credit agreement, and received $1.2 million in fees in connection therewith.
KCM also acted as an underwriter in connection with the secondary offering of our common stock in March 2018 and the secondary offering of our common stock in July 2018 (for which the overallotment option closed in early August), and received fees of approximately $3.0 million and $4.0 million, respectively.
Relationship with KKR Credit. As of December 29, 2018, investment funds or accounts managed or advised by the global credit business of KKR (collectively “KKR Credit”) no longer held our term loans under our first lien and second lien credit agreements.
36      2019 Proxy Statement

 TRANSACTIONS WITH RELATED PERSONS
Relationship with KKR Capstone. We have utilized and may continue to utilize KKR Capstone Americas LLC and/or its affiliates, or KKR Capstone, a consulting company that works exclusively with portfolio companies of KKR and its affiliated funds for consulting services, and have paid to KKR Capstone related fees and expenses. KKR Capstone is not a subsidiary or affiliate of KKR. KKR Capstone operates under several consulting agreements with KKR and uses the “KKR” name under license from KKR.
Management Stockholder’s Agreements. In connection with the KKR Acquisition and thereafter, we entered into management stockholder’s agreements, or Management Stockholder’s Agreements, with certain of our senior executive officers and other employees who made an equity investment in us or were granted equity based awards.
The Management Stockholder’s Agreements impose significant restrictions on transfers of shares of our common stock held by management stockholders. Generally, shares will be nontransferable by any means at any time prior to a “Change in Control” (as defined in the applicable Management Stockholder’s Agreement) except (i) a sale of shares of common stock pursuant to an effective registration statement under the Securities Act filed by the Company in accordance with the applicable Management Stockholder’s Agreement upon the proper exercise of certain “piggyback” registration rights (described below), (ii) certain transfers to a management stockholder’s estate or trust in accordance with the applicable Management Stockholder’s Agreement, (iii) transfers approved by our Board of Directors in writing (such approval being in the sole discretion of our Board of Directors) or (iv) transfers to us or our designee.
The Management Stockholder’s Agreements also provide for management stockholders’ ability to cause us to repurchase their outstanding stock and options in the event of their death or disability, and for our ability to cause a management stockholder to sell his or her stock or options back to the Company upon certain termination events.
Additionally, management stockholders have limited “piggyback” registration rights with respect to their shares of common stock.
Agreements with Directors and Officers. In addition, we have certain agreements with our directors and officers which are described in “Executive Compensation”.
In connection with our IPO, we entered into indemnification agreements with our directors. These agreements and our Bylaws require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. There is currently no pending material litigation or proceeding involving any of our directors for which indemnification is sought.
2019 Proxy Statement        37

 STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING
STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2020 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Secretary, National Vision Holdings, Inc., 2435 Commerce Avenue, Building 2200, Duluth, Georgia 30096. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2020 Annual Meeting, a proposal must be received by our Secretary on or before December 27, 2019. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the 2020 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Therefore, to be presented at our 2020 Annual Meeting, such a proposal must be received on or after February 12, 2020, but not later than March 13, 2020. In the event that the date of the 2020 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2020 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2020 Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. Notwithstanding the foregoing, if the number of directors to be elected to the Board of Directors at the 2020 Annual Meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the 2019 Annual Meeting (i.e. prior to March 3, 2020), then notice by a stockholder shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the close of business on 10th calendar day following the day on which such public announcement is first made by the Company. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 29, 2018 by contacting the Secretary, National Vision Holdings, Inc., 2435 Commerce Avenue, Building 2200, Duluth, Georgia 30096 or by telephone at (770) 822-3600.
OTHER BUSINESS
The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
38      2019 Proxy Statement

 ABOUT THE MEETING AND VOTING
ABOUT THE MEETING AND VOTING
Why am I being provided with these materials?
We have delivered these proxy materials to you in connection with the solicitation by the Board of Directors of National Vision Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on June 11, 2019, and at any postponements or adjournments of the Annual Meeting.
What am I voting on?
There are three proposals scheduled to be voted on at the Annual Meeting:
•
Proposal No. 1: Election of the Class II director nominee listed in this Proxy Statement.

•
Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019.

•
Proposal No. 3: Approval, in a non-binding advisory vote, of the compensation paid to our named executive officers.

Who is entitled to vote?
Stockholders as of the close of business on April 16, 2019, which we refer to as the Record Date, may vote at the Annual Meeting. As of that date, there were 78,296,650 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:
•
Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);

•
Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and

•
Held for you by us as restricted securities under either our 2014 Stock Incentive Plan or our 2017 Omnibus Incentive Plan.

What constitutes a quorum?
The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.
What is a “broker non-vote”?
A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Proposal Nos. 1 and 3 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
How many votes are required to approve each proposal?
Under our Bylaws, directors are elected by a plurality vote, which means that the Class II director nominee with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.
For any other proposal being considered at the Annual Meeting, under our Bylaws, approval of the proposal requires the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting. While Proposal No. 3, the vote on executive compensation, is advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation.
2019 Proxy Statement        39

 ABOUT THE MEETING AND VOTING
How are votes counted?
With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to the nominee. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1.
With respect to the ratification of our independent registered public accounting firm (Proposal No. 2) and the advisory vote to approve the compensation of our named executive officers (Proposal No. 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For each of Proposal Nos. 2 and 3, abstentions will have the effect of a vote “against” the proposal. For Proposal No. 3, broker non-votes will have no effect on the outcome of the proposal.
If you just sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•
“FOR” the director nominee set forth in this Proxy Statement.

•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019.

•
“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

Who will count the vote?
Representatives of Computershare Trust Company, N.A., our transfer agent, will tabulate the votes and act as inspectors of election.
How do I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
•
By Internet—If you have Internet access, you may submit your proxy by going to www.investorvote.com/EYE and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your proxy card in order to vote by Internet.

•
By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-652-VOTE (8683) and by following the recorded instructions. You will need the 16-digit number included on your proxy card in order to vote by telephone.

•
By Mail—You may vote by mail by signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting will close at 11:59 p.m., Eastern Time, on June 10, 2019. Proxy cards with respect to shares held of record must be received no later than June 10, 2019.
If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
How do I vote my shares in person at the Annual Meeting?
If you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your proof of ownership. If you hold your shares in street name, you may only vote shares at the Annual Meeting if you bring a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares, as well as proof of identification and proof of ownership. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
40      2019 Proxy Statement

 ABOUT THE MEETING AND VOTING
Do I need a ticket to be admitted to the Annual Meeting?
In order to be admitted to the meeting, you will need to present (1) a form of personal identification, and either your Proxy Card or proof of your stock ownership of National Vision stock on the Record Date. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of National Vision stock, such as a bank or brokerage account statement. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
For directions to the meeting, you may contact Beth Dobson at (470) 448-2173 or Beth.Dobson@nationalvision.com.
What does it mean if I receive more than one proxy card on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•
sending a written statement to that effect to our Secretary, provided such statement is received no later than June 10, 2019;

•
voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 10, 2019;

•
submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than June 10, 2019; or

•
attending the Annual Meeting and voting in person.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
Could other matters be decided at the Annual Meeting?
As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
How can I view copies of the Company’s corporate documents and SEC filings, including the Proxy Statement and Annual Report?
Our website contains the Company’s Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Committee Charters, Code of Conduct and the Company’s SEC filings. To view these documents, go to www.nationalvision.com and click on “Investors.” Copies of our Annual Report on Form 10-K for the year ended December 29, 2018 are also available without charge to stockholders upon written request addressed to:
Secretary
2435 Commerce Avenue
Building 2200
Duluth, Georgia 30096
2019 Proxy Statement        41

Thank You
for being a stockholder
Learn more at www.nationalvision.com

MMMMMMMMMMMM MMMMMMMMMMMMMMMC123456789 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extMR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on June 10, 2019.OnlineGo to www.investorvote.com/EYE or scan the QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money!Sign up for electronic delivery at www.investorvote.com/EYE2019 Annual Meeting Proxy Card1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qA Proposals — The Board of Directors recommends a vote FOR the nominee listed in Proposal 1 and FOR Proposals 2 – 3. For Withhold + 1. Election of Directors:01 - D. Randolph Peeler2. Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2019. For Against Abstain3. Approve, in a non-binding advisory vote, the compensation paid to the named executive officers. For Against AbstainB Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N TMR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND031GEB1 2 B V 4 1 6 9 4 7MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

National Vision Holdings, Inc.2019 Annual Meeting of Stockholders Admission TicketJune 11, 2019, 1:00 p.m. Local TimeNational Vision Headquarters2435 Commerce Avenue, Building 2200, Duluth, GA 30096Upon arrival, please present this admission ticket and photo identification at the registration desk.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The material is available at: www.edocumentview.com/EYESmall steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EYE q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q National Vision Holdings, Inc. +Notice of 2019 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — June 11, 2019L. Reade Fahs, Patrick Moore and Jared Brandman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of National Vision Holdings, Inc. to be held on June 11, 2019 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominee listed in Proposal 1 (Election of Directors), FOR Proposal 2 (Ratification of Independent Registered Public Accounting Firm) and FOR Proposal3 (Non-Binding Vote on Executive Compensation).In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.+